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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT

Mercury V.I. U.S. Large Cap Fund of
Mercury Asset Management V.I. Funds, Inc.:

We consent to the reference to us in Pre-Effective Amendment No. 1 to Registration Statement No. 333-68879 under the captions "Independent Auditors" appearing in such Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
April 13, 1999